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Exhibit 10.4

LICENSE AGREEMENT

by and between

ATHENEX THERAPEUTICS LIMITED

and

AVALON POLYTOM (HK) LIMITED

PEGTOMARGINASE

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TABLE OF CONTENTS

ARTICLE 1 DEFINITIONS		1

ARTICLE 2 GRANT OF RIGHTS		14
2.1	Grants by Avalon	14
2.2	Retained Rights; No Implied Licenses	14

ARTICLE 3 INFORMATION TRANSFER; DEVELOPMENT AND COMMERCIALIZATION; REGULATORY MATTERS		14
3.1	Information and Transfer of Avalon Intellectual Property	14
3.2	Ongoing Disclosure	15
3.3	Development and Commercialization	15
3.4	Regulatory Matters	19
3.5	Appointment and Administration of Development and Commercialization Steering Committee for the Territory	21

ARTICLE 4 PAYMENTS AND STATEMENTS		23
4.1	Upfront Fee	23
4.2	Milestone Payments	23
4.3	Royalties	25
4.4	Royally Reports and Payments	26
4.5	General Payment Provisions	27
4.6	Audits	28

ARTICLE 5 REPRESENTATIONS AND WARRANTIES; COVENANTS		30
5.1	General Representations	30
5.2	Additional Representations and Warranties of Avalon	32

ARTICLE 6 PATENT MATTERS		34
6.1	Ownership of Inventions	34
6.2	Maintenance and Prosecution	36
(a)	Avalon Patent Rights	36
(b)	Athenex Patent Rights	37
6.3	Third Party Infringement	38
6.4	Third Party Intellectual Property	40
6.5	Patent Term Extensions	42
6.6	Patent Marking	42

ARTICLE 7 CONFIDENTIALITY AND PUBLICITY		42
7.1	Non-Disclosure and Non-Use Obligations	42
7.2	Permitted Disclosure of Proprietary Information	43
7.3	Publications	45

ARTICLE 8 TERM AND TERMINATION		45
8.1	Term and Expiration	45
8.2	Early Termination of Agreement Term	46
8.3	Effect of Expiration or Termination: Survival	48

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ARTICLE 9 INDEMNIFICATION AND INSURANCE		50
9.1	Indemnity	50
9.2	Athenex Indemnification	50
9.3	Avalon Indemnification	51
9.4	Indemnification Procedure	52
9.5	Insurance	53
9.6	Limitation of Liability	54

ARTICLE 10 MISCELLANEOUS		55
10.1	Force Majeure	55
10.2	Assignment	55
10.3	Severability	56
10.4	Notices	56
10.5	Specific Performance	57
10.6	Further Assurances	58
10.7	Applicable Law, Venue and Dispute Resolution	58
10.8	Entire Agreement	58
10.9	Independent Contractors	59
10.10	Waiver	59
10.11	Headings; References	59
10.12	Interpretation	59
10.13	Counterparts	60
10.14	No Third Party Beneficiaries	60

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THIS LICENSE AGREEMENT (this “Agreement”) is made and entered into as of June 29, 2018 (“Effective Date”), by and between ATHENEX THERAPEUTICS LIMITED, company existing under the laws of Hong Kong and having its principal office at Units 608-613, IC Development Centre, No. 6 Science Park West Avenue, Hong Kong Science Park, Sha Tin, New Territories, Hong Kong (“Athenex”) and AVALON POLYTOM (HK) LIMITED, a company existing under the laws of Hong Kong and having a registered address at 10/F, Fung House, 19-20 Connaught Road Central, Hong Kong (“Avalon”).

WITNESSETH:

WHEREAS, Avalon owns or Controls the Avalon Intellectual Property;

WHEREAS, Athenex and its Affiliates have experience in the development, marketing, promotion and sale of pharmaceutical products and Athenex desires to obtain the exclusive right and license in the Territory to further develop and thereafter commercialize Licensed Products in the Field; and

WHEREAS, Avalon desires to grant to Athenex such exclusive right and license in the Territory, all on the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the mutual representations, warranties and covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

ARTICLE 1

DEFINITIONS

Unless specifically set forth to the contrary herein, the following terms, whether used in the singular or plural, shall have the respective meanings set forth below:

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1.1 “Act” means the United States Food, Drug, and Cosmetic Act of 1938, as amended, and the rules and regulations promulgated thereunder, or any successor act, as the same shall be in effect from time to time.

1.2 “Affiliate” means with respect to a Party: (a) any corporation or business entity of which more than fifty percent (50%) of the securities or other ownership interests representing the equity, the voting stock or general partnership interest are owned, controlled or held, directly or indirectly, by a Party; (b) any corporation or business entity which, directly or indirectly, owns, controls or holds more than fifty percent (50%) (or the maximum ownership interest permitted by law) of the securities or other ownership interests representing the equity, voting stock or general partnership interest of a Party; (c) any corporation or business entity of which, directly or indirectly, an entity described in the immediately preceding subsection (b) controls or holds more than fifty percent (50%) (or the maximum ownership interest permitted by law) of the securities or other ownership interests representing the equity, voting stock or general partnership interest of such corporation or entity; or (d) any corporation or business entity of which a Party has the right to acquire, directly or indirectly, more than fifty percent (50%) of the securities or other ownership interests representing the equity, voting stock or general partnership interest thereof. Avalon and Athenex are not Affiliates for purposes of this Agreement.

1.3 “Agreement Term” has the meaning set forth in Section 8.1.

1.4 “Athenex Indemnified Parties” has the meaning set forth in Section 9.1.

1.5 “Athenex Know-How” means all Know-How that is owned or Controlled by Athenex as of the Effective Date or that becomes owned or Controlled by Athenex during the Agreement Term.

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1.6 “Athenex Patent Rights” means all Patent Rights that are owned or Controlled by Athenex as of the Effective Date or that become owned or Controlled by Athenex during the Agreement Term.

1.7 “Avalon Indemnified Parties” has the meaning set forth in Section 9.1.

1.8 “Avalon Intellectual Property” means the Avalon Patent Rights, Avalon Know-How and Intellectual Property with respect to Compounds owned or Controlled by Avalon or any of its Affiliates as of the Effective Date or that becomes owned or Controlled by Avalon during the Agreement Term. “Avalon Intellectual Property” includes Improvements. A list of the Avalon Intellectual Property as of the Effective Date is listed in Schedule 1.8.

1.9 “Avalon Know-How” means all Know-How that is owned or Controlled by Avalon or any of its Affiliates as of the Effective Date or that becomes owned or Controlled by Avalon during the Agreement Term. “Avalon Know-How” includes, without limitation, the PolyU Technology.

1.10 “Avalon Patent Rights” means all Patent Rights that are owned or Controlled by Avalon or any of its Affiliates or that become owned or Controlled by Avalon during the Agreement Term. “Avalon Patent Rights” includes, without limitation, the PolyU Patents.

1.11 “Breaching Party” has the meaning set forth in Section 8.2(c).

1.12 “Business Day” means any calendar day, except that if an activity to be performed or an event to occur falls on a, Saturday, Sunday or a day which is recognized as a national holiday in the place of performance of an applicable activity or occurrence of an applicable event, then the activity may be performed or the event may occur on the next day that is not a Saturday, Sunday or nationally recognized holiday.

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1.13 “Calendar Quarter” means for each Calendar Year, each of the three (3) month periods ending on March 31, June 30, September 30 and December 31; provided, however, that (i) the first Calendar Quarter of any period specified under this Agreement shall extend from the Effective Date until the end of the first complete Calendar Quarter thereafter (even if greater than 3 months); and (ii) the last Calendar Quarter shall end upon the expiration or termination of this Agreement.

1.14 “Calendar Year” means, for the first Calendar Year, the period commencing on the Effective Date and ending on December 31, 2018, and for each year thereafter, each successive period beginning on January 1 and ending twelve (12) consecutive calendar months later on December 31.

1.15 “C.F.R.” means the United States Code of Federal Regulations.

1.16 “cGMP” means current Good Manufacturing Practice.

1.17 “Claims” has the meaning set forth in Section 9.2.

1.18 “Clinical Studies” means any clinical studies of a Licensed Product conducted on humans.

1.19 “Commercialize” or “Commercialization” means promotion, marketing, sale, supply, manufacture, import, export and distribution of Licensed Products, including any educational or pre- launch activities.

1.20 “Commercially Reasonable Efforts” means exerting such efforts and employing such resources as would normally be exerted or employed by a Party for its other drug candidates and pharmaceutical products of a comparable stage of development and commercial potential.

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1.21 “Completion” means, with respect to any Clinical Study, the completion of treatment for the necessary number of patients required by the applicable protocol and completion of the statistical analysis of the study data.

1.22 “Compound(s)” means Pegtomarginase (pegylated and cobalt-replaced arginase) and any pharmaceutically acceptable sub-compounds, mixtures or combinations of the same.

1.23 “Control” means possession of the ability to grant the rights and licenses as provided for herein without violating the terms of any agreement or arrangement with any Third Party.

1.24 “Copyright” means the rights granted to an author or creator of an original work fixed in any tangible medium of expression, including without limitation, books, literary works, computer programs, and pictorial, graphic, dramatic and sculptured works, as well as derivative works and translations.

1.25 “Data” means any and all research data. pharmacology data, preclinical data, clinical data, adverse reaction data, chemistry, manufacturing and control (“CMC”) data and/or all other similar documentation generated in connection with any Compound or any Licensed Product.

1.26 “Develop” or “Development” means those activities undertaken with respect to any Compound or any Licensed Product which are devoted to the progression of a potential pharmaceutical product in Clinical Studies and any other activities directed toward quality issues, publication, Regulatory Approval, formulation, production or CMC of such Compound or Licensed Product, including any other pre-launch activities.

1.27 “Disputed Claim” has the meaning set forth in Section 9.4(b).

1.28 “Dollar” or “$” means the lawful currency of the United States.

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1.29 “Drug Approval Application” means an application for Regulatory Approval of a Licensed Product as a pharmaceutical product in a country in the Territory.

1.30 “Effective Date” has the meaning set forth in the Preamble hereof.

1.31 “Field” means the treatment of cancer in humans, apart from ophthalmic uses and use as eye-drops

1.32 “First Commercial Sale” means, with respect to any Licensed Product, the first sale to a Third Party for end use or consumption of such Licensed Product in a country in the Territory by Athenex, its Affiliates or sublicensees after receipt of Regulatory Approval in such country or, where Regulatory Approval is not required, then the first sale for end use or consumption of a Licensed Product to a Third Pany in that country in the Territory in connection with the nationwide introduction of such Licensed Product in that country in the Territory by Athenex, its Affiliates or sublicensees.

1.33 “Generic Competition” shall be deemed to exist in a particular country as of any date if, during the two (2) immediately preceding Calendar Years, (a) a Generic Product has a market share in the applicable country of at least twenty-five percent (25%) of the then combined unit volume of the competing Licensed Product and the Generic Product, or (b) Net Sales by Athenex in the applicable country decrease by at least twenty-five percent (25%) with each of (a) and (b) measured as an average taken over such two (2) Calendar Years as compared to the Calendar Year of Peak Sales.

1.34 “Generic Product” means any product containing any Compound as an active pharmaceutical ingredient sold by a Third Party (excluding, for these purposes, an Affiliate or sublicensees of Athenex).

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1.35 “IFRS” means International Financial Reporting Standards as adopted by the International Accounting Standard Board or the Generally Accepted Accounting Principles as adopted in the United States (“GAAP”) will be consistently applied in each country based on the current accounting standards predominately utilized in such country. If a country does not utilize either GAAP or the international accounting standards, the international accounting standards shall be applied in such country.

1.36 “Improvements” means all inventions and Know-How, patentable or otherwise, made, created, developed, conceived or reduced to practice by or on behalf of a Party and/or any of its Affiliates pursuant to activities relating to or contemplated by this Agreement during the Agreement Term, that have application or relate to a Compound or a Licensed Product for use in the Field including developments in the manufacture, formulation, ingredients, preparation, presentation, means of delivery or administration, dosage, indication, methods of use or packaging and/or sale of a Compound or a Licensed Product.

1.37 “IND” means an Investigational New Drug application, this carries the same meaning to what is described in the United States in 21 C.F.R. Section 312.23, obtained for purposes of conducting clinical trials in accordance with the requirements of the Act and the regulations promulgated thereunder, including all supplements and amendments thereto relating to the use of a Compound or Licensed Product in the Field.

1.38 “Initiation” means when an IND is submitted for Clinical Studies to the Regulatory Authority of the applicable country.

1.39 “Insurance” has the meaning set forth in Section 9.6(a). 0

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1.40 “Intellectual Property” means Patent Rights, Know-How, Copyrights, and Trademarks collectively, including applications thereof, relating to the Compound(s) or Licensed Products, as well as any Improvements thereto.

1.41 “Know-How” means all proprietary information and technology, including trade secret information, developments, discoveries, methods, techniques, formulations, Data, and other information, whether or not patentable, that relate to any Compound or any Licensed Product, or any Improvement.

1.42 “Law(s)” means all laws, statutes, rules, regulations, ordinances and other pronouncements having the binding effect of law of any governmental authority.

1.43 “Licensed Product(s)” means any and all pharmaceutical preparations in final form (or, where the context so indicates, the form under development) containing any Compound as an active pharmaceutical ingredient for use in the Field in the Territory.

1.44 “Losses” means any and all damages, awards, deficiencies, settlement amounts, defaults, assessments, fines, dues, penalties (including penalties imposed by any governmental authority), costs, fees, liabilities, obligations, taxes, liens, losses, lost profits and expenses (including court costs, interest and reasonable fees of attorneys, accountants and other experts) awarded or otherwise paid or payable to Third Parties.

1.45 “NDA” means a New Drug Application in any of the countries in the Territory.

1.46 “Net Sales” means the gross sales amount of Licensed Products invoiced to Third Parties by Athenex, its Affiliates and sublicensees, less the following deductions (to the extent included in such gross sales amount):

(a) quantity and/or cash discounts therefor;

(b) customs, duties, sales and similar taxes;

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(c) amounts allowed or credited by reason of rejections, return of goods (including as a result of recalls, market withdrawals and other corrective actions), and retroactive price reductions or allowances specifically identifiable as relating to a Licensed Product including allowances and credits related to inventory management or similar agreements with wholesalers;

(d) amounts incurred resulting from government (or any agency thereof) mandated rebate programs in the Territory;

(e) Third Party rebates, patient discount programs, administrative fees and chargebacks or similar price concessions related to the sale of a Licensed Product;

(f) bad debt recognized for accounting purposes as not collectible;

(g) the expenses for insurance, freight, packing, shipping and transportation;

(h) commissions paid to agents or distributors to secure tender offers or other purchases by local authorities; and

(i) as agreed by the Parties, such agreement not to be unreasonably withheld, any other specifically identifiable amounts included in a Licensed Product’s gross sales amount that were or ultimately will be credited and that are similar to those listed above, all in accordance with IFRS.

All such discounts, allowances, credits, rebates and other deductions shall be fairly and equitably allocated to a Licensed Product, and, to the extent applicable, other products or services of Athenex or its Affiliates or sublicensees such that the Licensed Products do not bear a disproportionate portion of such deductions. For the avoidance of doubt, Net Sales shall not include sales by Athenex to its Affiliates or sublicensees for resale; provided that, if Athenex sells Licensed Products to an Affiliate or sublicensee for resale, then the Net Sales calculation shall include the amounts invoiced by such Affiliate or sublicensee to Third Parties on the resale of such Licensed Products.

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For purposes of this Agreement, “sale” (including for purposes of the definition of First Commercial Sale) shall not include transfers or other distributions or dispositions of Licensed Products, at no charge, for regulatory purposes, clinical trials, samples, free products or in connection with patient assistance programs or other charitable or compassionate purposes or to physicians or hospitals for promotional purposes. Licensed Products shall be considered “sold” only when billed or invoiced.

1.47 “Ongoing Clinical Study” means Clinical Studies with enrolled patients that are in the process of being conducted. For the avoidance of doubt, this does not include Clinical Studies where no patient dosing has occurred regardless of enrollment of patients.

1.48 “Party” means Avalon or Athenex, as the context may require.

1.49 “Parties’ Patent Rights” has the meaning set forth in Section 6.3(a).

1.50 “Patent Rights” means any patents, patent applications, certificates of invention, or applications for certificates of invention and any supplemental protection certificates, together with any extensions, registrations, confirmations, reissues, substitutions, divisions, continuations or continuations- in-part, reexaminations or renewals thereof that relate to the Compound, any Licensed Product or any Improvement, including methods of development, manufacture, formulation, preparation, presentation, means of delivery or administration, dosage, packaging, sale or use relating to the Compound, Licensed Product or Improvement.

1.51 “Peak Sales” means the highest Net Sales of the applicable Licensed Product achieved during any Calendar Year following the First Commercial Sale of such Licensed Product within each applicable country within the Territory.

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1.52 “Phase I Clinical Study(ies)” means the initial introduction of an investigational new drug into humans primarily designed to determine the metabolism and pharmacologic actions of the drug in humans, the side effects associated with increasing doses, and, if possible, to gain early evidence on effectiveness, and may also include studies of drug metabolism, structure-activity relationships, and mechanism of action in humans, as well as studies in which investigational drugs are used as research tools to explore biological phenomena or disease processes.

1.53 “Phase II Clinical Study(ies)” means the Clinical Study related to the License Product that, in particular, will show the efficacy of the Licensed Product and also provide guidance to the effective dose regimen required. In general, this type of study will determine the effective dose regimen for the clinical indication. Safety data is also collected in this type of study.

1.54 “Phase III Clinical Study(ies)” means the Clinical Study related to the License Product that, in particular, is a registration study designed to demonstrate statistically (p-value of less than 0.05 or <0.025 for split-alpha study design) the efficacy of the drug for specific indications. This type of study is usually conducted after agreement with the Regulatory Authority that a positive result from such a study conducted under good clinical practice will be enough for the Regulatory Authority to provide marketing approval of the product.

1.55 “PolyU” means PolyU Technology and Consultancy Limited, a company existing under the laws of Hong Kong.

1.56 “PolyU License” means that certain Exclusive License Agreement between Avalon and PolyU, dated September 30, 2016, as the same may be amended hereafter.

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1.57 “PolyU Patents” means all Patents licensed to Avalon under the PolyU license, including, without limitation, those listed on Schedule 1.57.

1.58 “PolyU Technology” means all Technology (as defined in the PolyU License) licensed to Avalon under the PolyU license.

1.59 “Prime Rate” means the rate announced from time to time by HSBC Bank, N.A. as its “prime rate” in New York, New York, USA which is the base rate upon which other rates charged at such bank are based and is the best rate available to premium customers at such bank.

1.60 “Product Label(ing)” shall have the same meaning as defined in the Act and as interpreted by the Regulatory Authority in each country in the Territory.

1.61 “Program” means the Avalon program dedicated to the research, discovery and development of Compounds.

1.62 “Proprietary Information” means any and all scientific, clinical, technological, regulatory, marketing, financial and commercial information or data, whether communicated in writing, orally or by any other means, which is owned and under the protection of one Party and is provided by that Party lo the other Party in connection with this Agreement, and shall include Avalon Know-How and Athenex Know-How, as applicable.

1.63 “Regulatory Approval” means approval by the relevant Regulatory Authority of an NDA or other Drug Approval Application, health registration, common technical document, regulatory submission, notice of compliance and any other license or permit required to be approved for the supply, manufacture, use, storage, distribution, import, export, transport, promotion, marketing and sale of a Licensed Product in a country, region or other regulatory jurisdiction.

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1.64 “Regulatory Authority” means any governmental authority in a country, region or other regulatory jurisdiction that regulates the supply, manufacture, use, storage, distribution, import, export, transport, promotion, marketing and sale of a Licensed Product.

1.65 “SEC” means the United States Securities and Exchange Commission and any successor agency having substantially the same functions.

1.66 “Substantial Level Generic Competition” shall be deemed to exist in a particular country as of any date if, during the two (2) immediately preceding Calendar Years, (a) a Generic Product has a market share in the applicable country of at least fifty percent (50%) of the then combined unit volume of the competing Licensed Product and the Generic Product, or (b) Net Sales by Athenex in the applicable country decrease by at least fifty percent (50%) with each of (a) and (b) measured as an average taken over such two (2) Calendar Years as compared to the Calendar Year of Peak Sales.

1.67 “Territory” means worldwide.

1.68 “Third Party(ies)” means a person or entity who or which is neither a Party nor an Affiliate of a Party.

1.69 “Valid Claim” means any claim in an active patent application or issued in an unexpired patent which has not been held unenforceable, unpatentable or invalid by a decision of a court or other governmental agency of competent jurisdiction following exhaustion of all possible appeal processes, and which has not been admitted to be invalid or unenforceable through reissue, reexamination or disclaimer and has not been terminated for failure to pay maintenance fees.

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ARTICLE 2

GRANT OF RIGHTS

2.1 Grants by Avalon. Subject to the terms and conditions of this Agreement, Avalon hereby grants to Athenex and its Affiliates an exclusive right and license throughout the Territory (including the right to grant sublicenses to Third Parties located within the Territory with prior written notice to Avalon) to practice under the Avalon Intellectual Property in order to develop, label, package, import, export, promote, distribute, make, use, sell, offer for sale, register, commercialize and otherwise exploit the Compounds and Licensed Products containing the Compounds in the Field; provided, however, that, notwithstanding the exclusive rights granted to Athenex hereunder, Avalon shall retain the right to use the Avalon Intellectual Property in the Field solely as necessary to perform its obligations under this Agreement.

2.2 Retained Rights; No Implied Licenses. All rights not specifically granted to Athenex under this Agreement are reserved and retained by Avalon. Nothing in this Agreement shall be deemed to constitute the grant of any license or other right to Athenex, to or in respect of any product, patent, trademark, Proprietary Information, trade secret or other data or any other intellectual property of the other Party, except as set forth under this Agreement. Avalon retains the right to manufacture Compounds outside the Field. For the avoidance of doubt, Avalon shall not manufacture, market, distribute, sell, import or license Compounds or the Licensed Products within the Field.

ARTICLE 3

INFORMATION TRANSFER; DEVELOPMENT AND

COMMERCIALIZATION; REGULATORY MATTERS

3.1 Information and Transfer of Avalon Intellectual Property. As soon as practicable, but in no event later than thirty (30) days after the Effective Date, Avalon shall disclose and deliver to Athenex electronic copies in the English language (or, upon Athenex’s

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request, copy of the originals) of all Data included in the Avalon Intellectual Property licensed to Athenex hereunder or necessary for continued Development and Commercialization in the Territory including, but not limited to, English translations of those items listed on Schedule 3.1. In addition to the foregoing, Avalon shall provide Athenex with such assistance as Athenex may reasonably request (at Athenex’s cost and expenses) in connection with the foregoing disclosures, including making available at their place of employment (or such other location as the Parties may mutually agree upon) the assistance of such persons that were involved with the Program, Clinical Studies and the Avalon Intellectual Property.

3.2 Ongoing Disclosure. At least twice in each Calendar Year, Avalon shall disclose and deliver to Athenex electronic copies in the English language (or, upon Athenex’s request, copies of the originals) all discoveries and developments within its Program including all new Compounds, new Data, and the Avalon Intellectual Property as necessary for continued Development and Commercialization in the Territory.

3.3 Development and Commercialization.

(a) General. Athenex shall be responsible for and shall itself, or through its Affiliates or sublicensees, conduct Development and Commercialization in the Territory during the Agreement Term as described by this Agreement. Within ninety (90) days after the Effective Date, Athenex shall prepare a draft Development plan, in English, consistent with regional development requirements. A budget, in English, related to the Development and Commercialization for countries within the Territory will also be submitted to the Development and Commercialization Steering Committee (as defined in Section 3.5) which will agree on and oversee the plan for Development and Commercialization during the Agreement Term.

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(b) If Athenex fails to

(i) file an IND with the Regulatory Authority in the United States within six (6) months after the latest of (x) Athenex’s receipt from Avalon, as provided for in Section 3.1, of all English translations necessary for the filing of an IND with the Regulatory Authority in the United States, (y) the date Avalon and Athenex agree that all studies necessary for the filing of an IND with the Regulatory Authority in the United States have been completed, or (z) the date of the final study report for the last of any additional studies that are necessary for the filing of an IND with the Regulatory Authority in the United States, or

(ii) commence Clinical Studies for a Licensed Product within twelve (12) months after the date of approval of an IND by the Regulatory Authority in the United States,

with both (i) and (ii) above subject to an extension on the foregoing timelines of up to twelve (12) months at the reasonable request of Athenex, Avalon shall have the option, if it elects to do so within sixty (60) days after the end of the applicable period, to terminate all rights and licenses under this Agreement upon the end of the applicable period as such period may be extended.

(c) Summary Reports. Upon Avalon’s sixty (60) day prior written request, made within thirty (30) days after the end of the first Calendar Year following the Effective Date and each year thereafter during the Agreement Term, if timely requested, Athenex shall provide Avalon with a written summary of Development and Commercialization undertaken on a country by country basis during the then current Calendar Year consistent with written reports issued by Athenex in the ordinary course of its business.

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(d) Clinical Studies. Athenex will, either directly or through its Affiliates or sublicensees, conduct and administer all the Clinical Studies in the Territory for Licensed Products as identified and agreed upon in the Development Plan or as approved from time to time by the Development and Commercialization Steering Committee.

(e) Referencing Data. The Data and results of any Clinical Studies or other studies conducted by a Party or its partners shall be made available to the other Party for referencing at no cost to the requesting Party for regulatory filing purposes, and each party hereby grants to the other Party a right of reference to use such Data for the Development and Commercialization of the Compounds and Licensed Products, provided, however, that with respect to the right granted to Athenex, such right shall be limited to the Development and Commercialization of the Compounds and the Licensed Products in the Field in the Territory and for Avalon shall be limited to the Development and Commercialization of the Compounds outside the Field.

(f) Payment of Development and Commercialization Costs. Athenex shall be responsible for all costs associated with Development and Commercialization in the Field. Notwithstanding the generality of the foregoing, Athenex shall reimburse Avalon for the direct and actual costs incurred by Avalon in carrying out any Development within the Field that was authorized or approved in writing in advance by Athenex, subject to a full accounting of such direct costs.

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(g) Records. Under this Agreement, Athenex shall maintain records, in sufficient detail and in good scientific manner appropriate for patent and regulatory purposes and in accordance with good industry practice, which shall be complete and accurate in all material respects and shall fully and properly reflect all work done and results achieved, including all Know-How and including individual case report forms, in the form required by applicable Laws. Avalon shall have the right, upon at least sixty (60) days prior written notice to Athenex and no more than once in any Calendar Year, to inspect and audit such records. Avalon shall reimburse Athenex for any costs incurred by Athenex with respect to any such inspection and audit by Avalon.

(h) Promotional Materials and Activities. Athenex shall create and develop the advertising and promotional materials for the Licensed Products in the Territory in its sole discretion and shall own all intellectual property rights in and to the same. As holder of the Regulatory Approvals in the Territory, Athenex shall be responsible for all submissions and interactions with the Regulatory Authorities regarding approval of all Licensed Product-related promotional materials that require Regulatory Approval.

(i) Sales of Licensed Products. All sales of Licensed Products shall be made, recorded, invoiced and collected by Athenex or its Affiliates or sublicensees. All terms regarding Licensed Product sales, including terms with respect to credit, pricing, cash discounts, rebates, chargebacks, bad debt write-offs, and other fees and charges, and returns and allowances shall be set solely by Athenex in accordance with reasonable industry standards.

(j) Approvals. During the Agreement Term, Avalon shall use its Commercially Reasonable Efforts to assist Athenex to procure, in accordance with regulatory requirements and as requested by Athenex, the requirements for Licensed Products for Clinical Studies and Regulatory Approval in the Territory.

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3.4 Regulatory Matters.

(a) Responsibility of Athenex.

From and after the Effective Date:

(i) Athenex shall have sole authority and responsibility for the timely preparation, filing and prosecution of all filings, submissions, authorizations or approvals with Regulatory Authorities, and shall own and control all such filings, submissions, authorizations and approvals, including any IND, NDA or other Drug Approval Application in the Territory in accordance with reasonable industry standards. Athenex shall provide copies of all such filings, submissions, authorizations and approvals upon reasonable request from Avalon, at Avalon’s sole cost and expense.

(ii) Athenex shall be the primary contact with each Regulatory Authority in the Territory and shall be solely responsible for all communications with each Regulatory Authority that relate to any IND, NDA, or other Drug Approval Application in the Territory, provided, however, that upon the reasonable request of Athenex, Avalon shall provide appropriate personnel to participate in discussions with a Regulatory Authority regarding the regulatory review process and shall assist and consult with Athenex in applying for Regulatory Approval at Athenex’s cost and expense.

(iii) From and after receipt of each Regulatory Approval, Athenex shall have exclusive authority and responsibility to submit all reports or amendments necessary to maintain Regulatory Approvals and to seek revisions of the conditions of each such Regulatory Approval in the Territory and shall keep

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Avalon reasonably informed of any material actions. Athenex shall have sole authority and responsibility to seek and/or obtain any necessary approvals for any Product Label, or prescribing information, package inserts, monographs and packaging used in connection with a Licensed Product, in addition to promotional materials used in connection with a Licensed Product in the Territory. Athenex shall determine whether the foregoing items require Regulatory Approval in the Territory.

(b) Responsibility of Avalon.

(i) Avalon shall fully cooperate and assist Athenex, upon Athenex’s request, with respect to Athenex’s performance of its obligations under this Agreement. Avalon shall not be required, however to incur any Third Party costs to meet its obligation to cooperate and assist Athenex under this Section. If Avalon’s cooperation and assistance will be limited due to Third Party costs, Avalon shall provide Athenex an estimate, including supporting documentation, of such Third Party costs. Unless otherwise agreed herein, or with the prior agreement of Athenex otherwise, Athenex shall not be responsible for any payment to Avalon in consideration of any cooperation or assistance rendered by Avalon.

(ii) Each Party is responsible for matters concerning adverse drug reactions, safety information and compliance with regulatory requirements. Each Party shall, upon the request of the other Party, provide any such data in each Party’s actual possession to the other Party that is required by any Regulatory Authority. The Parties hereby agree that they will each make their best Commercially Reasonable Efforts in coordinating their respective regulatory, Development and Commercialization efforts under this Agreement.

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3.5 Appointment and Administration of Development and Commercialization Steering Committee for the Territory.

(a) As soon as practicable after the execution of this Agreement and in no event later than thirty (30) days after the Effective Date, the Parties will establish a four (4) person steering committee to oversee and review the Development and Commercialization of the Licensed Products in the Territory, which will include two (2) representatives of each of Athenex and Avalon (the “Development and Commercialization Steering Committee”) and will be chaired by one of the representatives of Athenex. All actions, decisions and approvals of the Development and Commercialization Steering Committee shall be determined upon an affirmative majority vote of its members. One (1) member appointed by each Party will be a senior officer of such Party who is either (i) responsible for product development or (ii) has substantial experience in product development for similar products who is acceptable to the other Party. Each Party, at its sole discretion, may at any time during the Agreement Term replace either of its appointed members with prior written notice to the other Party. Each Party will use commercially reasonable efforts to cause its respective representatives to attend all meetings of the Development and Commercialization Steering Committee. Each Party will bear its respective travel and out-of-pocket expenses incurred by its members or representatives in connection with the Development and Commercialization Steering Committee’s meetings.

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(b) The Development and Commercialization Steering Committee will meet at least once every Calendar Quarter or more or less frequently as the Parties mutually deem appropriate, at a time and place agreed by the Parties. The Development and Commercialization Steering Committee may also convene, vote or hold discussions from time to time through other methods of communication, as deemed necessary or appropriate by the Parties, including without limitation, telephone, video conference or email.

(c) In the event there is a disagreement among the members of the Development and Commercialization Steering Committee, the members of the Development and Commercialization Steering Committee shall promptly present such issue in dispute to the relevant executive at Athenex and Avalon who has the principal responsibility for the work under this Agreement. Once informed, the executives shall meet to discuss each party’s view and to clarify the basis for such disagreement. If such executives are unable to resolve such dispute within thirty (30) days of such meeting, (i) such dispute shall be submitted to a panel of three independent experts agreed upon by Avalon and Athenex if it is a clinical dispute, (ii) such dispute (if other than clinical) shall be submitted to arbitration if it is within the framework of this Agreement, or (iii) Athenex’s decision shall be final and binding if such dispute is not clinical or within the framework of this Agreement and is applicable to issues only within the Territory. The arbitration shall be conducted in Singapore in accordance with the Singapore International Arbitration Centre Rules. If a disagreement or dispute under this Section results in a delay in Athenex’s ability to meet any timeline provided for in this Agreement, such timeline shall be extended for a period of time equal to the length of such delay.

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(d) The Development and Commercialization Steering Committee shall be responsible for approval and amendment, from time to time, of the plan for Development and Commercialization.

ARTICLE 4

PAYMENTS AND STATEMENTS

4.1 Upfront Fee. Upon execution of this Agreement, Athenex shall pay to Avalon US $3,000,000 in immediately available funds and Athenex, Inc., the parent of Athenex (“Parent”), will issue to Avalon that number of unregistered shares of common stock of Parent determined by dividing (a) US $2,000,000 by (b) the lesser of (i) the price per share at which the Parent’s common stock closed on NASDAQ on the Effective Date, or (ii) the volume weighted average price per share of a share of the Parent’s common stock as traded on NASDAQ over the 10-trading day period prior to and including the Effective Date.

4.2 Milestone Payments.

(a) Athenex will pay the following amounts to Avalon upon occurrence (if ever) of the following events:

(i) US $***within thirty (30) days following the first time Athenex files an IND for a Licensed Product;

(ii) US $*** within thirty (30) days following the first time Athenex initiates the first Phase I Clinical Study for any Licensed Product;

(iii) US $*** within thirty (30) days following the first time Athenex initiates the first Phase II Clinical Study for any Licensed Product;

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(iv) US $*** within thirty (30) days following the first time Athenex initiates the first Phase III Clinical Study for any Licensed Product;

(v) US $*** within thirty (30) days following the first time Athenex files the first NDA for any Licensed Product;

(vi) US $*** within thirty (30) days following Athenex obtaining its first Regulatory Approval in the United States for any Licensed Product;

(vii) US $*** within thirty (30) days following Athenex obtaining its first Regulatory Approval in the European Union for any Licensed Product;

(viii) US $*** within thirty (30) days following Athenex obtaining its first Regulatory Approval in the People’s Republic of China for any Licensed Product; and

(ix) US $*** within thirty (30) days following Athenex obtaining its first Regulatory Approval in Japan for any Licensed Product.

Athenex shall only be obligated to pay once with respect to the above milestones for any Licensed Product. For clarification, if Athenex (x) files for more than one IND for one or more Licensed Products it shall only have to make the above payment for the first IND filed and not for each IND filed, (y) engages in more than one Phase I Clinical Study, Phase II Clinical Study and/or Phase III Clinical Study for one or more Licensed Products, it shall only have to make the above payment for the first such Phase I Clinical Study, Phase II Clinical Study and/or Phase III Clinical Study and not subsequent ones, and (z) files for more than one NDA for one or more Licensed Products it shall only have to make the above payment for the first NDA filed and not for each NDA filed.

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(b) If, prior to the satisfaction of all of the milestones in Section 4.2(a), Athenex sublicenses all of its Development and Commercialization rights in the Territory, Athenex will procure the third party to assume all relevant milestone payments.

4.3 Royalties.

(a) During each Calendar Quarter during the Agreement Term, Athenex shall, pursuant to Section 4.4(a), pay to Avalon a royalty on annual (Calendar Year) aggregate Net Sales of Licensed Product by Athenex and its Affiliates in the Territory based upon the following tiered royalty rates (“Athenex Royalties”):

(i) For the amount of such annual Net Sales ≤ US $50M                     ***%

(ii) For the amount of such annual Net Sales > US $50M                     ***%

For example, if the annual Net Sales for a given year is US $70M, then Athenex shall pay a royalty of ***% on the first US $50M ($***) and ***% on the remaining US $20M ($***).

(b) The tiered royalty rates set forth in 4.3(a) shall be (i) reduced by forty percent (40%) for a Licensed Product in each country in which Generic Competition exists and (ii) terminated for a Licensed Product in each country in which Substantial Level Generic Competition exists; provided, however, that if Substantial Level Generic Competition exists in a country for all Licensed Products, then the Royalty Term and Agreement Term shall terminate with respect to such country, and no further royalties shall be payable by Athenex to Avalon in the subject country.

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(c) During each Calendar Quarter during the Agreement Term, Athenex shall, pursuant to Section 4.3(a), pay to Avalon a royalty on annual (Calendar Year) aggregate Net Sales of all Licensed Products by all sublicensees equal to the lesser of (i) Fifty Percent (50%) of all royalties received by Athenex from the sublicensees based on Net Sales of the sublicensee as provided for in the applicable sublicense agreement or (ii) the amount payable if such royalty is calculated under Section 4.3(a) based on the Net Sales of the sublicensee (‘‘Sublicensee Royalties”).

4.4 Royalty Reports and Payments.

(a) Royalty Payments. Within sixty (60) days following the end of each Calendar Quarter during the Royalty Term, Athenex shall submit to Avalon an accounting report for such applicable Calendar Quarter for each relevant country within the Territory, which sets forth the gross sales, Net Sales and the Athenex Royalties and Sublicensee Royalties payable by Athenex to Avalon for such Calendar Quarter, with a breakdown of all deductions taken in any such calculations, in accordance with the definition of “Net Sales”. Any conversion to Dollars shall be calculated in accordance with Section 4.5(c). In the event of any royalty reduction during any Calendar Quarter due to Generic Competition in any country in the Territory, the report for such Calendar Quarter shall also provide the basis for the determination of such Generic Competition. Royalties shown to have accrued by each report shall be due and payable on the date such repayment is due.

(b) Reports. Athenex shall also furnish Avalon a written report for each Licensed Product in each relevant country within the Territory during the first four (4) Calendar Quarters commencing after the termination of the royalty obligations for such Licensed Product in that country stating the basis for Net Sales then being free of royalty obligations hereunder. Athenex shall thereafter have no further obligation to include in any written reports the Net Sales of such Licensed Product in such country for purposes of the royalty calculation for any Calendar Quarter. This obligation shall survive the termination or expiration of this Agreement in any such country.

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(c) Records. Each Party shall keep and require its Affiliates and sublicensees to keep complete and accurate records in sufficient detail to permit accurate determination of all amounts necessary for calculation and verification of all payment obligations set forth in this Article 4 for a period of thirty-six (36) months from the end of the relevant Calendar Quarter.

4.5 General Payment Provisions.

(a) Payment Method. Except as contemplated by Section 4.5(c), all payments under this Agreement shall be made in Dollars by bank wire transfer in immediately available funds to an account designated by Avalon.

(b) Withholding Taxes. Athenex may deduct the amount of any taxes imposed on Avalon which are required to be withheld or collected by Athenex, its Affiliates or sublicensees under the laws, rules or regulations of any country on amounts owing from Athenex to Avalon hereunder. Any such taxes required to be withheld or collected shall be an expense of Avalon. To the extent Athenex, its Affiliates or sublicensees pay such withholding taxes to the appropriate governmental authority on behalf of Avalon; Athenex shall promptly deliver to Avalon proof of payment of such taxes. The Parties will cooperate with respect to all documentation required by any taxing authority or reasonably requested by either party to secure a reduction in the rate of, or the elimination of, applicable withholding taxes, and shall otherwise cooperate to reduce the rate of, or eliminate, applicable withholding taxes.

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(c) Currency Exchange. For purposes of computing royalties on Net Sales in any country outside the United States, the Net Sales shall be converted to Dollars using the year-to-date average rate of exchange for Dollars used by Athenex for its internal financial accounting purposes; provided, however, that if for any reason conversion into Dollars cannot be made in a country in the Territory, then notwithstanding the provisions of Section 4.5(a), payment may be made in the currency of such country by deposit in the name of Avalon in a bank account designated by it in such country.

(d) Financial Accounting Standards. Except as otherwise defined herein, all financial calculations by either Party under this Agreement shall be calculated in accordance with IFRS. In addition, all calculations shall give pro rata effect to and shall proportionally adjust (by giving effect to the number of applicable days in such Calendar Quarter) (i) for any Calendar Quarter that is shorter than a standard Calendar Quarter or any Calendar Year that is shorter than four (4) consecutive full Calendar Quarters, or (ii) as a result of a determination, in accordance with the terms of this Agreement, that the first or last day of such Calendar Quarter (including as a result of termination of this Agreement) shall be deemed other than the actual first or last day of such Calendar Quarter, or that the first or last day of such Calendar Year shall be deemed other than the actual first or last day of such Calendar Year.

4.6 Audits.

(a) Upon the written request of Avalon, Athenex shall permit an independent certified public accounting firm of recognized standing, selected by Avalon and acceptable by Athenex (provided that such accounting firm shall not be retained or compensated on a contingency basis and shall have entered into a confidentiality

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agreement with Avalon in form and substance reasonably satisfactory to Athenex), to have access not more than once in any Calendar Year, during normal business hours, to such of the records of Athenex as may be reasonably necessary to verify the accuracy of the reports under Section 4.4 hereof for any year ending not more than twenty four (24) months prior to the date of such request. The accounting firm shall disclose to Avalon whether the reports are correct or incorrect, the specific details concerning any discrepancies (including the accuracy of the calculation of Net Sales and the resulting effect of such calculations on the amounts payable by Athenex under this Agreement) and such other information that should properly be contained in a report required under this Agreement (the “Audit Report”).

(i) If such accounting firm concludes that additional amounts were owed during such year, and Athenex agrees with such conclusion, then Athenex shall pay the additional payments, together with interest at the Prime Rate on the amount of such additional payments, within thirty (30) days of the date Avalon delivers the Audit Report to Athenex. In the event that Athenex disagrees with the accounting firm’s conclusion, Athenex shall not have the obligation to make any additional payments to Avalon until there is a mutual agreement of the Parties regarding the amount owed by Athenex. For the avoidance of doubt, Athenex is not obligated to pay any interest for the period during which the Parties were in dispute of the accounting firm’s conclusion and amount owed thereunder. In the event such accounting firm concludes that amounts were overpaid by Athenex during such period, Avalon shall repay Athenex the amount of such overpayment, together with interest at the Prime Rate on the amount of such overpayment,

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within thirty (30) days of the date the auditing Party delivers to the audited Party such accounting firm’s Audit Report. The fees charged by such accounting firm shall be paid by Avalon, provided, however, that if the report shows that Athenex underpaid Avalon by more than five percent (5%) of the payments due hereunder for the period being reviewed is discovered, then the reasonable fees and expenses of the accounting firm shall be paid by Athenex.

(ii) Upon the expiration of twenty four (24) months following the end of any year for which Athenex has made payment with respect to such year, and in the absence of a contrary finding by an accounting firm pursuant to Section 4.6(a), such calculation shall be binding and conclusive upon Athenex or Avalon, and Athenex shall be released from any liability or accountability with respect to royalties or other payments for such year.

(b) Upon the written request of Avalon, Athenex shall permit PolyU to audit its books and records to the extent permitted by Section 6.2 of the PolyU License.

ARTICLE 5

REPRESENTATIONS AND WARRANTIES; COVENANTS

5.1 General Representations. Each Party hereby represents and warrants to the other Party as follows:

(a) Such Party is a corporation or limited liability company duly organized, validly existing and is in good standing under the laws of the jurisdiction of its incorporation or formation, is qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the conduct of its business or the ownership of its properties requires such qualification and failure to have such would prevent it from performing its obligations under this Agreement;

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(b) The execution, delivery and performance of this Agreement by such Party has been duly authorized by all necessary corporate action and do not and will not (i) violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to it or any provision of its chatter or bylaws; or (ii) conflict with or constitute a default under any other agreement to which such Party is a party;

(c) This Agreement has been duly executed and is a legal, valid and binding obligation of such Party, enforceable against it in accordance with the terms and conditions hereof, except as enforceability may be limited by (i) any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditor’s rights generally, or (ii) general principles of equity, whether considered in a proceeding in equity or at law;

(d) Such Party is not under any obligation to any person or entity, contractual or otherwise, that is in conflict with the terms of this Agreement, nor shall such Party undertake any such obligation during the Agreement Term;

(e) Such Party has obtained all authorizations, licenses, permits, consents and approvals, governmental or otherwise, necessary for the execution and delivery of this Agreement, and to otherwise perform such Party’s obligations under this Agreement;

(f) Neither Party, nor any of its Affiliates, are a party to, or are otherwise bound by, any oral or written agreement that will result in any person or entity obtaining any interest in, or that would give to any Third Party any right to assert any claim in or with respect to, any of such Party’s or the other Party’s rights under this Agreement; and

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(g) Such Party shall perform its obligations hereunder in accordance with all applicable Laws.

5.2 Additional Representations and Warranties of Avalon. Avalon represents and warrants to Athenex that:

(a) As of the Effective Date in the Territory, (i) to Avalon’s best knowledge, there is no Third Party infringement of any of the Avalon Intellectual Property; (ii) the Avalon Intellectual Property is in full force and effect where filed; (iii) the Avalon Patent Rights where filed are not subject to any pending or threatened re-examination, re-issue, opposition, interference, challenge, litigation proceeding or other claim; and (iv) in those countries in the Territory where Avalon has not filed or prosecuted any patent applications with respect to the Avalon Intellectual Property, Avalon shall cause and ensure that Athenex is granted Data exclusivity under this Agreement in all such countries and shall perform all necessary requirements in connection therewith.

(b) Avalon has not committed any act, or omitted to commit any act, that may cause the Avalon Patent Rights where filed to expire prematurely or be declared invalid or unenforceable, or that stops Avalon from enforcing the Avalon Patent Rights where filed against any Third Party;

(c) As of the Effective Date in the Territory, (i) Avalon has the sole right to use, disclose and enable Athenex to use and disclose (in each case under appropriate conditions of confidentiality) the Avalon Know-How; and (ii) the Avalon Intellectual Properly is not subject to any encumbrance, lien, license or claim of ownership by any Third Party (other than PolyU with respect to the PolyU Patents and PolyU Technology);

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(d) At no time during the Agreement Term shall Avalon assign, transfer, encumber, dispose of, or grant rights in, or with respect to, the Avalon Intellectual Property in a manner that is inconsistent with the rights granted to Athenex under this Agreement;

(e) At no time during the Agreement Term shall Avalon, without Athenex’s prior written consent, enter into any other agreements regarding the Avalon Intellectual Property, any Compound or any Licensed Product for the Field within the Territory;

(f) The Data and information provided to Athenex or its Affiliates prior to the Effective Date relating to the Compound has been accurate in all respects and Avalon has made no misrepresentation or omission in connection with such Data and information. Avalon has also provided Athenex or its Affiliates with access to complete summaries of all adverse events known to Avalon relating to any Compound;

(g) The Avalon Intellectual Property listed in Schedule 1.2 is the complete and exhaustive list of all current intellectual property and proprietary rights of Avalon necessary for the Development and Commercialization of the Licensed Products;

(h) The PolyU License is still in full force and effect without default and it constitutes the valid, legally binding and enforceable obligation of Avalon and PolyU. The copy of the PolyU License provided to Avalon is true, correct and complete and constitutes the entire agreement of the respective parties thereto relating to the subject matter thereof. All material obligations required to be performed by Avalon under the terms of the PolyU License have been performed. No act or omission has occurred or failed to occur which, with the giving of notice, the lapse of time or both would constitute a default under the PolyU License or permit termination, modification or acceleration thereunder. No transactions contemplated by this Agreement violate the PolyU License.

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5.3 PolyU License.

(a) Avalon will comply with all terms of the PolyU License, including, without limitation, any obligations to pay PolyU royalties based on amounts paid to Avalon by Athenex hereunder. Within five (5) days after receiving the same, Avalon will provide Athenex with any notices of default it receives from PolyU or other notices or communications that it receives from PolyU that would reasonably be expected to be material to the PolyU License. Additionally, if Avalon receives notices of default it will keep Athenex immediately informed of the status of its remedy efforts and will give Avalon the right to cure such default and, if Athenex cures such default, it may offset the amount expended to cure such default against any amounts owed hereunder.

(b) Avalon may not terminate or amend the PolyU License in any material respect, which includes anything that would limit the rights granted to Avalon under the PolyU License, without Athenex’s written consent.

ARTICLE 6

PATENT MATTERS

6.1 Ownership of Inventions.

(a) Except as otherwise provided in and subject to the terms of this Agreement, as between the Parties:

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(i) Avalon or, if applicable, its licensors shall have and retain all right, title and interest in or Control over, as applicable, all Avalon Intellectual Property (and Patent Rights arising thereunder) (i) existing, owned or Controlled by it on the Effective Date, subject to the licenses and other rights for the Field granted to Athenex under this Agreement and (ii) which is discovered, made, first conceived, reduced to practice or generated under this Agreement for the Field as a result of Development or otherwise during the Agreement Term solely by Avalon employees, agents, or other persons acting under or pursuant to its authority.

(ii) Athenex shall have and retain all right, title and interest in or Control over all Intellectual Property (and Patent Rights arising thereunder) which is discovered, made, first conceived, reduced to practice or generated under this Agreement both within and outside the Field as a result of Development or otherwise during the Agreement Term, solely by Athenex’s employees, agents, or other persons acting under or pursuant to its authority.

(iii) Avalon and Athenex shall jointly own all right, title and interest in or Control over all Intellectual Property (and Patent Rights arising thereunder) which is discovered, made, first conceived, reduced to practice or generated under this Agreement both within and outside the Field as a result of Development or otherwise during the Agreement Term jointly by Avalon and Athenex employees, agents, or other persons acting under or pursuant to their authority (“Jointly Owned Intellectual Property”). With respect to Jointly Owned Intellectual Property, Avalon’s interest in the same shall be deemed Avalon Intellectual Property and licensed to Athenex under Section 2.1. For the avoidance of doubt, the right, title and interest of a Party in, or control of, the Jointly Owned Intellectual Property shall survive the termination and expiration of this Agreement.

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(iv) Athenex acknowledges that the PolyU Patents and PolyU Technology are owned by PolyU.

(b) Employees and Agents. Each of Avalon and Athenex shall require all of its and its Affiliates’ employees to assign all inventions and corresponding patent applications that are discovered, made, first conceived, reduced to practice or generated by such employees during the Agreement Term to Avalon and/or Athenex according to the ownership principles described in Section 6. l(a) and subject to the laws of the country of employment. Each Party shall use Commercially Reasonable Efforts to require any Third Parties working on the Phase I Clinical Study or any Development under the Agreement or who receive materials relating to a Licensed Product or Know-How from a Party, to assign or grant a sublicensable exclusive license on a fully paid-up, royalty-free basis to all inventions and corresponding Patent Rights that are developed, made or conceived by such Third Parties during the Agreement Term to Avalon and/or Athenex according to the ownership principles described in Section 6.1(a).

6.2 Maintenance and Prosecution.

(a) Avalon Patent Rights. Avalon shall have the first right to file, prosecute and maintain the Avalon Patent Rights in Avalon’s name, by retaining patent counsel selected by Avalon and shall be responsible for the payment of all costs and fees relating to patent prosecution and maintenance. Avalon agrees to keep Athenex informed of the course of patent prosecution, application or other proceedings and to furnish Athenex, per its request, with copies of office actions received by Avalon from any Regulatory Authority within the Territory concerning Avalon Patent Rights. Athenex may request that Avalon make additional patent application filings within the Territory for the Avalon

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Intellectual Property. If Avalon elects not to make such filings within a period of thirty (30) days from the date of such request, Athenex shall have the right to make the filing and prosecute the application in the name of and as agent for Avalon. In such event, Athenex shall be responsible for the payment of all costs and fees relating to patent filing, prosecution and maintenance.

(b) Athenex Patent Rights. Athenex shall have the sole right to file, prosecute and maintain the Athenex Patent Rights in Athenex’s name, by retaining patent counsel selected by Athenex and shall be responsible for the payment of all costs and fees relating to patent prosecution and maintenance. Athenex agrees to keep Avalon informed of the course of patent prosecution, application or other proceedings and to furnish Avalon, per its request, with copies of office actions received by Athenex from any Regulatory Authority outside the Territory concerning Athenex Patent Rights. Athenex shall also have the first right to file, prosecute and maintain all Jointly Owned Intellectual Property in all countries in the Territory.

(c) The responsible Party under this Section 6.2 shall solicit the other Party’s review of the nature and text of any patent applications within the Territory and important prosecution matters related thereto in reasonably sufficient time prior to the filing thereof, and the responsible Party shall take into account the other Party’s reasonable comments related thereto. Each Party shall execute all documents and take all actions as are reasonably requested by the other Party with respect to any filings and registrations.

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6.3 Third Party Infringement.

(a) Each Party shall promptly give the other Party notice of any actual or suspected infringement by a Third Party in the Territory of any patent included in the Avalon Patent Rights relating to the Licensed Products or Jointly Owned Intellectual Property (collectively, the “Parties’ Patent Rights”), which comes to such Party’s attention. In addition, Athenex shall give Avalon notice of any actual or suspected infringement which comes to its attention by a Third Party outside the Territory of any patent included in the Avalon Patent Rights relating to the Licensed Products or the Jointly Owned Intellectual Property. The Parties shall thereafter consult and cooperate to determine a course of action, including the commencement of legal action.

(b) Avalon shall have the first right to initiate and prosecute such legal action in the Territory at its own expense and in the name of Avalon and/or Athenex, or to control the defense of any declaratory judgment action in the Territory relating to the Parties’ Patent Rights, and Avalon shall provide Athenex with reasonable notice of any such action it commences and keep Athenex reasonably informed of any significant developments in such action. Athenex shall render, at its expense, all assistance reasonably requested in connection with any action taken by Avalon or to prevent such infringement (including reasonable attorneys’ fees). However, the control of such action, including whether to initiate any legal proceeding and/or the settlement thereof, shall be under the control of Avalon; provided that Avalon shall not settle any such claim or proceeding in a manner that adversely affects Athenex’s rights under this Agreement or which results in any monetary payment by or financial loss to Athenex, without Athenex’s prior written consent, which consent shall not be unreasonably withheld.

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(c) If Avalon elects not to initiate and prosecute an infringement or defend a declaratory judgment action in any country in the Territory as provided in Section 6.3(b) within sixty (60) days after having become aware of such potential infringement, then Athenex may elect, which election shall be subject to the prior written consent of Avalon to take such action that is reasonably necessary and appropriate to terminate or prevent such infringement, including instituting an infringement proceeding, provided, however, that Athenex shall not enter into any settlement or compromise of any claim relating to the Parties’ Patent Rights licensed hereunder or which results in any material monetary payment by or financial loss to Avalon, without Avalon’s prior written consent, which consent shall not be unreasonably withheld.

(d) Avalon shall have the sole right to initiate and prosecute any legal action outside the Territory with respect to the Avalon Patent Rights relating to the Licensed Products, or the Jointly Owned Intellectual Property at its own expense and in the name of Avalon and/or Athenex, or to control the defense of any declaratory judgment action outside the Territory relating to such Patent Rights. However, the control of such action, including whether to initiate any legal proceeding and/or the settlement thereof, shall solely be under the control of Avalon.

(e) For any legal action or defense contemplated by this Section 6.3, in the event that any Party is unable to initiate, prosecute, or defend such action solely in its own name, the other Party will join such action voluntarily and will execute all documents necessary for the Party to prosecute, defend and maintain such action. In connection with any such action, the Parties will cooperate fully and will provide each other with any information or assistance that either reasonably may request. Any recovery or award obtained by either Party as a result of any such action or settlement shall be shared as follows:

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(i) the Party that initiated and prosecuted, or maintained the defense of, the action shall recoup all of its costs and expenses (including reasonable attorneys’ fees) incurred in connection with the action, whether the recovery is by settlement or otherwise;

(ii) the other Party then shall, to the extent possible, recover its reasonably documented costs and expenses (including reasonable outside attorneys’ fees) incurred in connection with the action; and

(iii) regardless of the Party initiating the action, each Party shall be entitled to fifty percent (50%) of the remaining recovery amount attributable to the Territory.

6.4 Third Party Intellectual Property.

(a) In the event that a Party becomes aware of any claim that the practice by either Party of Know-How or Patent Rights or manufacture, import, use or sale of any Licensed Product hereunder infringes the intellectual property rights of any Third Party in the Territory, such Party shall promptly notify the other Party. The Parties shall thereafter discuss the situation, and to the extent reasonably necessary, attempt to agree on a course of action.

(b) If within ten (10) Business Days the Parties fail to agree upon an appropriate course of action in the Territory, Athenex shall have the first right, but not the obligation, to defend any action in the Territory related to the intellectual property rights of any Third Party or to initiate and prosecute legal action in the Territory related to the intellectual property rights of any Third Party in the name of Athenex and/or Avalon. Athenex shall keep Avalon reasonably informed as to the progress of any such action.

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Avalon shall render, all assistance reasonably requested in connection with any action taken by Athenex. However, the control of such action, including whether to initiate any legal proceeding and/or the settlement thereof, shall solely be under the control of Athenex; provided that Athenex shall not settle any such claim or proceeding in a manner that materially adversely affects Avalon’s rights under this Agreement or which results in any material monetary payment by or financial loss to Avalon, without Avalon’s written consent, which consent shall not be unreasonably withheld. Avalon shall pay for all costs and expenses incurred by Athenex in such defense. In addition, Avalon shall pay all damages awarded or settlement payments made (including future royalty or similar payments) to such Third Party.

(c) If Athenex elects not to defend an infringement action in any country in the Territory as provided in Section 6.4(b), and Avalon elects to do so, the cost of any agreed-upon course of action, including the costs of any legal action commenced or any infringement action defended, shall be borne solely by Avalon, provided, however, that Avalon shall not enter into any settlement or compromise of any claim which results in any financial loss to Athenex without the prior written consent of Athenex, which consent shall not be unreasonably withheld, and Avalon shall pay all damages awarded or settlement payments made (including future royalty or similar payments) to such Third Party. For any such legal action or defense, in the event that any Party is unable to initiate, prosecute, or defend such action solely in its own name, the other Party will join such action voluntarily and will execute all documents necessary for the Party to prosecute, defend and maintain such action. In connection with any such action, the Parties will cooperate fully and will provide each other with any information or assistance that either reasonably may request and all costs incurred in relation to such action shall be borne solely by Avalon.

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6.5 Patent Term Extensions. The Parties shall cooperate with each other in obtaining patent term extensions or restorations or supplemental protection certificates or their equivalents in any country in the Territory where applicable and where desired by Athenex. Elections with respect to obtaining such extension or supplemental protection certificates shall be made in the same manner and with the same relative priorities between the Parties as is applicable to the prosecution and maintenance of Patent Rights pursuant to Section 6.2.

6.6 Patent Marking. Athenex shall mark, and shall require its Affiliates and sublicensees to mark, all Licensed Products sold or distributed pursuant to this Agreement in accordance with the applicable patent statutes or regulations in the country or countries of manufacture and/or sale thereof.

ARTICLE 7

CONFIDENTIALITY AND PUBLICITY

7.1 Non-Disclosure and Non-Use Obligations. All Proprietary Information disclosed by one Party to the other Party hereunder shall be maintained in confidence and shall not be disclosed to any Third Party or used for any purpose except as expressly permitted herein without the prior written consent of the Party that disclosed the Proprietary Information to the other Party during the term of this Agreement and for a period of ten (10) years thereafter. The foregoing non-disclosure and non-use obligations shall not apply to the extent that such Proprietary Information:

(a) is known by the receiving Party at the time of its receipt, and not through a prior disclosure by the disclosing Party, as documented by records;

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(b) is or becomes properly in the public domain or knowledge without breach by either Party;

(c) is subsequently disclosed to a receiving Party by a Third Party who may lawfully do so and is not under an obligation of confidentiality to the disclosing Party; or

(d) is developed by the receiving Party independently of Proprietary Information received from the disclosing Party, as documented by records.

7.2 Permitted Disclosure of Proprietary Information. Notwithstanding Section 7.1, a Party receiving Proprietary Information of another Party may disclose such Proprietary Information:

(a) to governmental or other regulatory agencies in order to obtain patents pursuant to this Agreement, or to gain approval to conduct Clinical Studies or to market a Licensed Product, but such disclosure may be only to the extent reasonably necessary to obtain such patents or authorizations and in accordance with the terms of this Agreement or as otherwise requested by the Regulatory Authorities;

(b) by Athenex to its agents, consultants, sublicensees or Affiliates in connection with the Development or Commercialization, or to otherwise enable Athenex to fulfill its obligations and responsibilities under this Agreement, on the condition that such entities agree to be bound by confidentiality obligations consistent with this Agreement; or

(c) if required to be disclosed by law or court order; provided that notice is promptly delivered to the non-disclosing Party in order to provide an opportunity to challenge or limit the disclosure obligations.

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(d) Certain Disclosures. Except as set forth in this Agreement or as required by law, neither Party shall make any press release or other public announcement or other public disclosure to a Third Party concerning the existence of or terms of this Agreement, the subject matter of this Agreement or the activities contemplated hereunder, without the prior written consent of the other Party, which consent shall include agreement upon the nature and text of such release, announcement, or other disclosure, and shall not be unreasonably withheld or delayed. Each Party agrees to provide to the other Party a copy of any such press release or other public announcement or disclosure as soon as reasonably practicable under the circumstances prior to its scheduled release. Each Party shall have the right to expeditiously (but in any event within forty eight (48) hours) review and recommend changes to any such press release or other public announcement or disclosure; provided, however, that such right of review and recommendation shall only apply for the first time that specific information is to be disclosed, and shall not apply to the subsequent disclosure of substantially similar information that has previously been disclosed unless there have been material developments relating to any Licensed Product since the date of the previous disclosure; provided, further, that each Party shall provide to the other Party reasonable advance notice of any such subsequent disclosure. Without limiting the generality of any of the foregoing, it is understood that the Parties or their Affiliates may make disclosure of this Agreement and the terms hereof in accordance with the rules and regulations of the SEC, other governmental authority, or securities exchange, may file this Agreement as an exhibit to any filing with the SEC, other governmental authority, or securities exchange, and may distribute any such filing in the ordinary course of its business; provided, further, that except as required by

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applicable Laws, Avalon and Athenex shall seek to redact any confidential information set forth in such filings, and each Party shall provide a draft of the redacted version of this Agreement to the other Party no less than five (5) Business Days prior to filing with the SEC, other governmental authority, or securities exchange, and give reasonable consideration to the other Party’s comments regarding any proposed redaction.

7.3 Publications. Athenex shall not submit for written or oral publication any manuscript, abstract or the like relating to any Compound or any Licensed Product, without the prior approval or written request of Avalon. If Athenex desires to submit such publication, it shall first deliver to Avalon, for Avalon’s prior written consent, the proposed publication or an outline of the oral disclosure at least thirty (30) days prior to planned submission or presentation.

ARTICLE 8

TERM AND TERMINATION

8.1 Term and Expiration. This Agreement shall be binding on the Parties as of the Effective Date. Thereafter, unless terminated earlier pursuant to Section 8.2 below, this Agreement shall extend for a period which may expire on a country by country basis upon the earliest to occur of either (i) the expiration of the last of the Avalon Patent Rights or (ii) invalidation of substantially all of the Avalon Patent Rights (the “Agreement Term”). Notwithstanding the foregoing, after the occurrence of (i) or (ii) above, the Agreement Term shall automatically be extended for consecutive one (1) year periods subject to the same terms and conditions set forth herein (unless agreed otherwise) unless either Party gives written notice of its intention not to extend the Agreement term: (i) at least ninety (90) days prior to the expiration date of the Avalon Patent Rights; or (ii) as soon as practically possible in the case of an invalidation claim; and (iii) at least ninety (90) days prior to the then current expiration date of the Agreement thereafter.

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8.2 Early Termination of Agreement Term.

(a) Termination by Agreement.

This Agreement may be terminated in whole or in part upon mutual written agreement of the Parties.

(b) Termination by Athenex.

Athenex may terminate in whole or in part this Agreement in its sole discretion upon not less than six (6) months prior written notice of termination provided any time after the Effective Date (provided, however, that no such termination shall be effective until the Completion of any then Ongoing Clinical Studies). The cost involved during the six (6) months on top of completing the Ongoing Clinical Studies will also be borne by Athenex. In addition, if any milestone is met per the Clinical Studies prior to the final termination date, Athenex will also be responsible for the milestone payment.

(c) Termination by Either Party.

Either Party may, without prejudice to any other remedies available to it under this Agreement or at law or in equity, terminate this Agreement prior to expiration of the Agreement Term in the event that any of the following occurs:

(i) The other Party (as used in this subsection, the “Breaching Party”) shall have materially breached or defaulted in the performance of any of its material obligations hereunder (including a breach of the representations and warranties set forth in this Agreement), and has not cured such breach within (i) thirty (30) days after notice of such breach is provided to the Breaching Party in case the breach is a non-payment of any amount due under this Agreement that is

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not being disputed in good faith (which shall be deemed a material breach of a material obligation) or (ii) sixty (60) days after notice of such breach is provided to the Breaching Party for other cases of breach (or, if such default cannot be cured within such sixty (60) day period, if the Breaching Party does not commence and diligently continue actions to cure such default during such sixty (60) day period). The termination shall become effective at the end of the (i) thirty (30) day period in case the breach is a non-payment of any amount due under this Agreement that is not being disputed in good faith if the Breaching Party has not cured such breach by such date, or (ii) for other cases of breach, sixty (60) day period unless (a) the Breaching Party cures such breach during such sixty (60) day period, or (b) if such breach is not susceptible to cure within such sixty (60) day period, the Breaching Party has commenced and is diligently pursuing a cure (unless such breach, by its nature, is incurable, in which case the Agreement may not be terminated unless the Breaching Party fails to use its best commercially reasonable efforts to prevent a similar subsequent breach). The right of either Avalon or Athenex to terminate this Agreement as provided in this Section 8.2(c)(i) shall not be affected in any way by such Party’s waiver or failure to take action with respect to any previous breach or default.

(ii) The other Party stops or suspends payment of all or a class of its debts, becomes insolvent or sells or parts with possession of the whole or a major part of its assets or major undertaking.

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(iii) An application or order is made, proceedings are commenced, a resolution is passed or proposed in a notice of meeting or an application to a court or other steps are taken (other than frivolous or vexatious applications, proceedings, notice or steps) for the winding up or dissolution of the other Party or for it to enter an arrangement, compromise or composition with or assignment for the benefit of its creditors, a class of them or any of them.

(iv) The Parties agree in writing to terminate this Agreement.

(d) Termination of PolyU License. Upon any termination of the PolyU License all licenses under Section 2.1 to the PolyU Technology and PolyU Patents shall immediately terminate.

8.3 Effect of Expiration or Termination: Survival.

(a) Expiration or termination of this Agreement shall not relieve the Parties of any obligation accruing prior to such expiration or termination, including all accrued payment obligations arising under Article 4 hereof. In addition to any other provisions of this Agreement which by their terms continue after the expiration of this Agreement, the provisions of Articles 3.3(h), 6, 7, 9 and 10 shall survive the expiration or termination of this Agreement and shall continue in effect after the date of expiration or termination for the longer of (i) five (5) years or (ii) the respective periods specified therein. Any expiration or early termination of this Agreement shall be without prejudice to the rights of any Party against the other accrued or accruing under this Agreement prior to termination. Except as expressly set forth herein, the rights to terminate as set forth herein shall be in addition to all other rights and remedies available under this Agreement, at law, or in equity, or otherwise.

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(b) Payments of amounts owing to Avalon under this Agreement as of its expiration or termination shall be due and payable either (i) to the extent such amounts can be calculated and a fixed sum determined at the time of expiration or termination of this Agreement, thirty (30) days after the date of such expiration or termination, or (ii) to the extent such amounts cannot be calculated and a fixed sum determined at the time of expiration or termination of this Agreement, thirty (30) days after the date at which such amounts can be calculated and a fixed sum is mutually determined.

(c) Subject to the payment of all amounts required hereunder, Athenex and its Affiliates shall have the right to sell or otherwise dispose of the stock of any Licensed Product subject to this Agreement on hand or in process of manufacture as of the expiration or termination of this Agreement. Within thirty (30) days after the effective date of termination or expiration of this Agreement, Athenex shall notify Avalon of the amount of each Licensed Product Athenex and its Affiliates then have on hand or in the process of manufacture and shall have the right to sell in the Territory (except with respect to any country in the Territory in which any Licensed Product has been withdrawn or there is no Regulatory Approval), its remaining stock of Licensed Product until all of it is sold; provided, however, the terms and conditions of this Agreement shall apply to such Licensed Product so sold. Avalon hereby grants a non-exclusive license to Athenex as necessary to sell such Licensed Product in the Territory, subject to payment of all related amounts due under this Agreement. Any remaining quantities of Licensed Product not sold, at Athenex’s election, may be (i) destroyed by Athenex at Athenex’s cost, (ii) sold to Avalon at Athenex’s procurement cost for such Licensed Product, or (iii) sold to customers in the Territory.

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(d) Upon the termination or expiration of this Agreement, the following shall also be applicable: (i) at Avalon’s request, Athenex shall promptly transfer and return to Avalon copies of all Data, reports, records and materials in Athenex’s possession or control that relate to all Compounds or Licensed Products and return to Avalon all relevant records and materials in Athenex’s possession or control containing Proprietary Information of Avalon (provided that Athenex may keep one copy of such Proprietary Information of Avalon for archival purposes only); (ii) Athenex shall transfer to Avalon ownership of any INDs, Regulatory Approvals, Drug Approval Applications and any other regulatory filings or submissions made or filed for any Licensed Product by Athenex or its designees; (iii) Avalon shall promptly return to Athenex all relevant records and materials in Avalon’s possession or control containing Proprietary Information of Athenex (provided that, Avalon may keep one copy of such Proprietary Information of Athenex for archival purposes only); and (iv) all sublicenses between Athenex and Third Parties shall survive the termination or expiration of this Agreement and shall be assigned by Athenex to Avalon.

ARTICLE 9

INDEMNIFICATION AND INSURANCE

9.1 Indemnity. For purposes of this Article 9, “Avalon Indemnified Parties” refers to Avalon, its Affiliates and the officers, directors, employees, shareholders, agents and successors and assigns of Avalon and its Affiliates, and “Athenex Indemnified Parties” refers to Athenex, its Affiliates and officers, directors, employees, shareholders, agents and successors and assigns of Athenex and its Affiliates.

9.2 Athenex Indemnification. Athenex shall defend the Avalon Indemnified Parties from and against all suits, claims, actions, demands, complaints, lawsuits or other proceedings, (collectively, “Claims”), that are brought by a Third Party, and shall indemnify and hold harmless to the fullest extent permitted by law the Avalon Indemnified Parties from and against

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any and all Losses, that arise out of or are attributable to, (i) Athenex’s negligence, recklessness or willful misconduct in exercising or performing any of its rights or obligations under this Agreement; or (ii) a material breach by Athenex of any of its obligations, representations, warranties or covenants under this Agreement within the Territory; provided, however, that Athenex shall not be obligated under this Section 9.2, to the extent it is shown by evidence acceptable in a court of law having jurisdiction over the subject matter and meeting the appropriate degree of proof for such Claim that the Claim arose out of the negligence or wrongdoing on the part of Avalon.

9.3 Avalon Indemnification. Avalon shall defend the Athenex Indemnified Parties from and against all Claims, in each case that are brought by a Third Party, and shall indemnify and hold harmless to the fullest extent permitted by law the Athenex Indemnified Parties from and against any and all Losses that arise out of such Claims that are attributable to, (i) Avalon’s negligence, recklessness or willful misconduct in exercising or performing any of its rights or obligations under this Agreement; or (ii) a material breach by Avalon of any of its obligations, representations, warranties or covenants under this Agreement outside the Territory; provided, however, that Avalon shall not be obligated under this Section 9.3, to the extent it is shown by evidence acceptable in a court of law having jurisdiction over the subject matter and meeting the appropriate degree of proof for such Claim that the Claim arose out of the negligence or wrongdoing on the part of Athenex.

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9.4 Indemnification Procedure.

(a) Each Party shall promptly notify the other Party in writing of any Claim. Concurrent with the provision of notice pursuant to this Section 9.4(a), the Indemnified Party shall provide to the other Party copies of any complaint, summons, subpoena or other court filings or correspondence related to such Claim and will give such other information with respect thereto as the other Party shall reasonably request. The Indemnifying Party and Indemnified Party shall meet to discuss how to respond to such Claim. Failure to provide prompt notice shall not relieve any Party of the duty to defend or indemnify unless such failure materially prejudices the defense of any matter. Each Party agrees that it will take reasonable steps to minimize the burdens of the litigation on witnesses and on the ongoing business of the Indemnified Parties including making reasonable accommodations to witnesses’ schedules when possible and seeking appropriate protective orders limiting the duration and/or location of depositions.

(b) Should either Party dispute that any Claim or portion of a Claim (“Disputed Claim”) of which it receives notice pursuant to Section 9.4(a), is an indemnified Claim, it shall so notify the other Party providing written notice in sufficient time to permit such other Party to retain counsel and timely appear, answer and/or move in any such action. In such event, such other Party shall defend against such Claim; provided, however, that such other Party shall not settle any Claim which it contends is an indemnified Claim without providing the Indemnifying Party ten (10) Business Days’ notice prior to any such settlement and an opportunity to assume the defense and indemnification of such Claim pursuant to this Agreement. If it is determined that a Disputed Claim is subject to indemnification, the Indemnifying Party will reimburse the costs and expenses, including reasonable attorneys’ fees, of the Indemnified Party.

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(c) Settlement of Indemnified Claims. The Indemnifying Party under Sections 9.2 or 9.3, as applicable, shall have the sole authority to settle any Indemnified Claim without the consent of the other Party; provided, however, that an Indemnifying Party shall not, without the written consent of the other Party, as part of any settlement or compromise (i) admit to liability on the part of the other Party; (ii) agree to an injunction against the other Party; or (iii) settle any matter in a manner that separately apportions fault to the other Party. The Parties further agree that as part of the settlement of any Indemnified Claim, an Indemnifying Party shall obtain a full, complete and unconditional release from the claimant on behalf of the Indemnified Parties.

9.5 Insurance.

(a) Athenex shall maintain in the Territory, commencing as of the Effective Date, commercial general liability insurance (including coverage for product liability, contractual liability, bodily injury, property damage and personal injury), in form and substance reasonably satisfactory to Avalon and in accordance with reasonable industry standards, with minimum limits of $5,000,000 per occurrence or, in case of Clinical Studies, $5,000,000 per occurrence during the period when such Clinical Studies are being conducted (the “Insurance”). If such Insurance is written on a claims-made form, it shall continue for three (3) years following termination of this Agreement. The Insurance shall have retroactive date to or coinciding with the Effective Date. Notwithstanding the foregoing, Athenex may satisfy the foregoing obligation with respect to the Insurance through self-insurance.

(b) Such Insurance shall insure against all liability arising out of the manufacture, use, sale, distribution, or marketing of all Licensed Products in and for the Territory. During the Agreement Term, Athenex shall not permit such Insurance to be reduced, expired, materially amended or canceled during the period of the Insurance and/or the Agreement without reasonable prior written notice that shall be sent by registered mail to Avalon. Upon request Athenex shall provide certificates of insurance to Avalon evidencing the coverage specified herein.

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(c) Except as expressly stated herein, a Party’s liability to the other is in no way limited to the extent of the Party’s insurance coverage.

(d) The Insurance shall contain an explicit clause, stating that each Party and its insurer waive their rights of subrogation against the other Party and its directors, employees and/or any one on its behalf with respect to the Insurance. Such waiver shall not apply in the event of a malicious act.

(e) The Insurance shall be primary to any other insurance maintained by each Party and each Party hereby waives any claim or demand as to participation in any such other insurance.

(f) The Insurance shall be valid in any location worldwide regarding the activities performed by each Party hereunder (including worldwide jurisdictions) for any destination or lawsuit which will be served against the other Party.

9.6 Limitation of Liability. IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER OR ANY OF ITS AFFILIATES FOR ANY CONSEQUENTIAL, INCIDENTAL, INDIRECT, SPECIAL, PUNITIVE OR EXEMPLARY DAMAGES (INCLUDING LOST PROFITS, BUSINESS OR GOODWILL) SUFFERED OR INCURRED BY SUCH OTHER PARTY OR ITS AFFILIATES, WHETHER BASED UPON A CLAIM OR ACTION OF CONTRACT, WARRANTY, NEGLIGENCE, STRICT LIABILITY OR OTHER TORT, OR OTHERWISE, ARISING OUT OF THIS AGREEMENT. THE FOREGOING SENTENCE SHALL NOT LIMIT THE OBLIGATIONS OF EITHER PARTY TO INDEMNIFY THE OTHER PARTY FROM AND AGAINST THIRD PARTY CLAIMS UNDER THIS ARTICLE.

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ARTICLE 10

MISCELLANEOUS

10.1 Force Majeure. Neither Party shall be held liable or responsible to the other Party nor be deemed to have defaulted under or breached the Agreement for failure or delay in fulfilling or performing any term of the Agreement during the period of time when such failure or delay is caused by or results from events beyond the reasonable control of a Party, including fire, flood, earthquake, explosion, storm, blockage, embargo, war, acts of war (whether war be declared or not), terrorism, insurrection, riot, civil commotion, strike, lockout or other labor disturbance, failure of public utilities or common carriers, act of God or act, omission or delay in acting by any governmental authority or the other Party. The affected Party shall notify the other Party of such force majeure circumstances as soon as reasonably practicable.

10.2 Assignment. The Agreement may not be assigned or otherwise transferred without the prior written consent of the other Party; provided, however, that either Party may assign this Agreement to an Affiliate or in connection with the transfer or sale of its business or all of its assets or in the event of a merger, or consolidation upon prior written notice to the other Party only if the transferring Party warrants and ensures and the successor entity agrees to assume all (and not less than all) of the transferring Party’s responsibilities and obligations under this Agreement. Notwithstanding, any assignment permitted under this Agreement shall not relieve the transferring Party of its responsibilities for performance of its obligations under this Agreement as a primary obligor. This Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the Parties. Any assignment not in accordance with this Agreement shall be void.

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10.3 Severability. In the event that any of the provisions contained in this Agreement are held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby, unless the absence of the invalidated provision(s) adversely affects the substantive rights of the Parties. In such event, the Parties covenant and agree to renegotiate any such term, covenant or application thereof in good faith in order to provide a reasonably acceptable alternative to the term, covenant or condition of this Agreement or the application thereof that is invalid or unenforceable, it being the intent of the Parties that the basic purposes of this Agreement are to be effectuated.

10.4 Notices.

(a) Correspondence, reports, documentation, and any other communication in writing between the Parties in the course of ordinary implementation of this Agreement (but not including any notice required by this Agreement) shall be in writing and delivered by hand, sent by e-mail, or by overnight express mail (e.g., FedEx) to any one (1) representative designated by the Party which is to receive such written communication.

(b) Extraordinary notices and communications (including but not limited to notices of termination, force majeure, material breach, change of address, or any other notices required by this Agreement) shall be in writing and shall be deemed to have been given when delivered in person, or sent by overnight courier service (e.g., FedEx), postage prepaid, or by email or facsimile with confirmed receipt, or by prepaid registered or certified air mail letter, return receipt requested, to the following addresses of the Parties (or to such other address or addresses as may be specified from time to time in a written notice), and shall be deemed to have been properly served to the addressee upon receipt of such written communication, to the following addresses of the Parties:

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if to Athenex to:

ATHENEX THERAPEUTICS LIMITED

Unit 608-613, IC Development Centre

No. 6 Science Park West Avenue, Hong Kong Science Park

Sha Tin, Hong Kong

Attention: Teresa Bair, Vice President, Corporate Development & Legal Affairs

Email: tbair@athenex.com

Fax No.: +1-716-800-6816

if to Avalon to:

AVALON POLYTOM (HK) LIMITED

10/F, Fung House

19-20 Connaught Road Central

Hong Kong

Attention: Eric Lau, Financial Controller

Email: ericlau@avalonbiomedical.com

Fax No.: +852 3706-5542

or to such other address as the Party to whom notice is to be given may have furnished to the other Parties in writing in accordance herewith. Any such communication shall be deemed to have been given when delivered if personally delivered or sent by email facsimile on a Business Day, upon confirmed delivery by nationally-recognized overnight courier if so delivered, and on the third Business Day following the date of mailing if sent by registered or certified air mail.

10.5 Specific Performance. Each of the Parties acknowledges and agrees that the other Party would be damaged irreparably in the event any of the provisions of this Agreement are not performed in all material respects or otherwise are breached. Accordingly, and notwithstanding anything herein to the contrary, each of the Parties agrees that the other Party shall be entitled to seek injunctive relief to prevent breaches of the provisions of this Agreement, and/or to enforce specifically this Agreement and the terms and provisions hereof, in any action

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instituted in any court or tribunal having jurisdiction over the Parties and the matter, without posting any bond or other security, and that such injunctive relief shall be in addition to any other remedies to which such Party may be entitled, at law or in equity. Any such action or proceeding shall be heard and determined in any court sitting in Singapore or other court of competent jurisdiction in the Territory, and the Parties hereto hereby irrevocably submit to the exclusive jurisdiction of such courts in any such action or proceeding and irrevocably waive any defense of any inconvenient forum or alternative forum to the maintenance of any such action or proceeding, including any decision by such court regarding the substantive issues involved in the underlying dispute.

10.6 Further Assurances. Each of the Parties shall take such further actions as shall be necessary or desirable in order to effectuate the respective rights and obligations hereunder.

10.7 Applicable Law, Venue and Dispute Resolution. This Agreement shall be governed by the laws of the State of New York. The United Nations Convention on Contracts for the International Sale of Goods shall not apply in any action, suit or proceeding arising out of or relating to this Agreement. Except as provide in Section 10.5, with regard to actions of specific performance, all disputes which arise in connection with this Agreement and its interpretation shall be settled in amicable way between the Parties. If the dispute cannot be settled in an amicable manner, it will be settled by arbitration to be held in Republic of Singapore in conformity with commercial arbitration rules of the International Chamber of Commerce. The award rendered by arbitration shall be final and binding upon the Parties hereto.

10.8 Entire Agreement. This Agreement, including the exhibits and schedules hereto, contains the entire understanding of the Parties with respect to the subject matter. All express or implied agreements and understandings, either oral or written, heretofore made, including any offering letters, letters of intent, or term sheets, are expressly superseded by this Agreement. This Agreement may be amended, or any term hereof modified, only by a written instrument duly executed by all Parties hereto.

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10.9 Independent Contractors. It is expressly agreed that the Parties shall be independent contractors and that the relationship between the Parties shall not constitute a partnership, joint venture or agency. Neither Party shall have the authority to make any statements, representations or commitments of any kind, or to take any action, which shall be binding on the other Party, without the prior consent of such other Party.

10.10 Waiver. The waiver by a Party hereto of any right hereunder or the failure to perform or of a breach by another Party shall not be deemed a waiver of any other right hereunder or of any other breach or failure by said other Party whether of a similar nature or otherwise.

10.11 Headings; References. The captions to the several Articles and Sections hereof are not a part of the Agreement but are merely guides or labels to assist in locating and reading the several Articles and Sections hereof. Any reference in this Agreement to an Article, Exhibit, Schedule or Section shall, unless otherwise specifically provided, be to an Article, Exhibit, Schedule or Section of this Agreement. The words “including”, “includes” and “such as” are used in their non-limiting sense and have the same meaning as “including without limitation” and “including but not limited to.” “Hereunder” and “hereto” means under or pursuant to any provision of this Agreement.

10.12 Interpretation. Both Parties have had the opportunity to have this Agreement reviewed by an attorney; therefore, neither this Agreement nor any provision hereof shall be construed against the drafter of this Agreement.

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10.13 Counterparts. The Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Signatures to the Agreement transmitted by fax, by email in “portable document format” (“pdf’’) or by any other electronic means intended to preserve the original graphic and pictorial appearance of the Agreement shall have the same effect as physical delivery of the paper document bearing an original signature.

10.14 No Third Party Beneficiaries. Except as specifically set forth herein, none of the provisions of this Agreement shall be for the benefit of or enforceable by any Third Party, including any creditor of either Party hereto. No such Third Party shall obtain any right under any provision of this Agreement or shall by reasons of any such provision make any claim in respect of any debt, liability or obligation (or otherwise) against either Party hereto.

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first set forth above.

ATHENEX THERAPEUTICS LIMITED

By:
Name:	Johnson Lau Yiu Nam
Title:	Director

By:
Name:	Teresa Bair
Title:	Director

AVALON POLYTOM (HK) LIMITED

By:
Name:
Title:

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SCHEDULE 1.8

AVALON INTELLECTUAL PROPERTY

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SCHEDULE 1.57

POLYU PATENTS

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SCHEDULE 1.58

POLYU TECHNOLOGY

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SCHEDULE 3.1

DATA

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